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Exhibit 10.2

WELLCARE HEALTH PLANS, INC.

RESTRICTED STOCK AGREEMENT

FOR

THOMAS F. O’NEIL III

This RESTRICTED STOCK AGREEMENT (the “Agreement”) is made and entered into effective as of April 1, 2008, by and between WellCare Health Plans, Inc., a Delaware corporation (the “Company”), and Thomas F. O’Neil III (the “Grantee”).

RECITALS

In consideration of services to be rendered by the Grantee and to provide an incentive to the Grantee to remain with the Company and its Subsidiaries, it is in the best interests of the Company to make a grant of Restricted Stock to Grantee in accordance with the terms of this Agreement.

NOW, THEREFORE, for and in consideration of the mutual premises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           Award of Restricted Stock.  The Company hereby grants, as of April 1, 2008, the Grantee’s first day of employment (the “Date of Grant”), to the Grantee, 50,000 restricted shares of Common Stock (collectively, the “Restricted Stock”), which Restricted Stock is and shall be subject to the terms, provisions and restrictions set forth in this Agreement.  The purchase price per share of Restricted Stock is $.01 per share (the par value of a share of Common Stock), which shall be deemed paid by your services to the Company.  The Restricted Stock is being granted as an “employee inducement award” within the meaning of Section 303A(8) of the New York Stock Exchange Listed Company Manual.   As a condition to entering into this Agreement, and as a condition to the issuance of the Restricted Stock, the Grantee agrees to be bound by all of the terms and conditions herein.

2.           Vesting of Restricted Stock.

(a)            Except as otherwise provided in Section 3 hereof, the Restricted Stock shall become vested in equal annual installments on each of April, 2009, 2010, 2011 and 2012 (each such date being a “Vesting Date”), provided that the Grantee’s employment or service with the Company and its Subsidiaries continues through and on the applicable Vesting Date.

(b)            Except as otherwise provided in Section 3 hereof, there shall be no proportionate or partial vesting of Restricted Stock in or during the months, days or periods prior to each Vesting Date, and all vesting of Restricted Stock shall occur only on the applicable Vesting Date.

3.           Termination of Employment

(a)             Upon the termination or cessation of Grantee’s employment with the Company and its Subsidiaries (the “Date of Termination”), for any reason whatsoever, any portion of the

Restricted Stock which is not yet then vested, and which does not then become vested pursuant to this Section 3, shall automatically and without notice terminate, be forfeited and become null and void.

(b)             Notwithstanding Section 3(a), if the Grantee ceases to be a director, officer or employee of, or to perform other services for, the Company and any Subsidiary, and the Grantee’s employment was terminated (i) by the Company without Cause or (ii) by the Grantee for Good Reason, within twelve months after there is a Change in Control of the Company, then, in each case, the unvested Restricted Stock shall become immediately vested as of the Date of Termination.

(c)             Notwithstanding any other term or provision of this Agreement, in the event that the Grantee’s employment with the Company and its Subsidiaries is terminated on account of the Grantee’s death or Disability any unvested portion of the Restricted Stock shall become immediately vested as of the Date of the Termination.

(d)            Notwithstanding any other term or provision of this Agreement, the Committee shall be authorized, in its sole discretion, based upon its review and evaluation of the performance of the Grantee and of the Company and its Subsidiaries, to accelerate the vesting of all or any portion of the Restricted Stock under this Agreement, at such times and upon such terms and conditions as the Committee shall deem advisable.

4.           Delivery of Restricted Stock.  The Company shall make a book entry in its stock ledger for the Restricted Stock registered in the Grantee’s name.  Upon vesting, certificates for the Restricted Stock will be issued in the name of the Grantee and shall be delivered to the Grantee’s address on record with the Company or to such other address as the Grantee may instruct the Company.  The Company shall retain the right to determine if any stock certificates issued under the Plan or under this Agreement shall bear a restrictive legend.

5.           Rights with Respect to Restricted Stock.

(a)            Except as otherwise provided in this Agreement, the Grantee shall have, with respect to all of the shares of Restricted Stock, whether vested or unvested, all of the rights of a holder of shares of Common Stock, including without limitation (i) the right to vote such Restricted Stock, (ii) the right to receive dividends, if any, as may be declared on the Restricted Stock from time to time, and (iii) the rights available to all holders of shares of Common Stock upon any merger, consolidation, reorganization, liquidation or dissolution, stock split-up, stock dividend or recapitalization undertaken by the Company.

(b)            In the event that the Committee shall determine that any stock dividend, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar corporate event affects the Common Stock such that an adjustment is required in the number of shares of Restricted Stock in order to preserve, or to prevent the enlargement of, the benefits or potential benefits intended to be made available under this Award, then the Committee shall, in its sole discretion, and in such manner as the Committee may deem equitable, adjust any or all of the number and kind of shares of Restricted Stock and/or, if deemed appropriate, make provision for a cash payment to the Grantee, provided, however, that, unless the Committee determines otherwise, the number of shares of Restricted Stock subject to this Award shall always be a whole number.

(c)            Notwithstanding any term or provision of this Agreement to the contrary, the existence of this Agreement, or of any outstanding Restricted Stock awarded hereunder, shall not affect in any manner the right, power or authority of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger, consolidation, reorganization or similar transaction by or of the Company; (iii) any offer, issue or sale by the Company of any capital stock of the Company, including any equity or debt securities, or preferred or preference stock that would rank prior to or on parity with the Restricted Stock and/or that would include, have or possess other rights, benefits and/or preferences superior to those that the Restricted Stock includes, has or possesses, or any warrants, options or rights with respect to any of the foregoing; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the stock, assets or business of the Company; or (vi) any other corporate transaction, act or proceeding (whether of a similar character or otherwise).

6.           Transferability.  Unless otherwise determined by the Committee, the shares of Restricted Stock granted hereby are not transferable until and unless they become vested in accordance with this Agreement.  The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Grantee.  Any attempt to effect a Transfer of any shares of Restricted Stock prior to the date on which the shares of Restricted Stock become vested shall be void ab initio.  For purposes of this Agreement, “Transfer” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.

7.           Tax Withholding Obligations.

(a)            The Company shall withhold a number of shares of Common Stock (rounded up) otherwise deliverable to the Grantee having a Fair Market Value sufficient to satisfy the statutory minimum of all or part of the Grantee’s estimated total federal, state and local tax obligations associated with the award or vesting of the Restricted Stock; provided, however, the Grantee may elect, by providing the Company with at least two weeks prior notice, to satisfy such tax withholding obligations by depositing with the Company an amount of cash equal to the amount determined by the Company to be required with respect to any withholding taxes, FICA contributions or the like under federal, state or local statute, ordinance rule or regulation in connection with the award or vesting of the Restricted Stock.  Alternatively, the Company may, in its sole discretion and to the extent permitted by law, deduct from any payment of any kind otherwise due to the Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock.

(b)            Tax consequences on the Grantee (including without limitation federal, state, local and foreign income tax consequences) with respect to the Restricted Stock (including without limitation the grant, vesting and/or forfeiture thereof) are the sole responsibility of the Grantee.  The Grantee shall consult with his or her own personal accountant(s) and/or tax advisor(s) regarding these matters, the making of a Section 83(b) election and the Grantee’s filing, withholding and payment (or tax liability) obligations.

8.           Amendment, Modification and Assignment; Non-Transferability.  This Agreement may only be modified or amended in a writing signed by the parties hereto.  No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Agreement.  Unless otherwise consented to in writing by the Company, in its sole discretion, this Agreement (and Grantee’s rights hereunder) may not be assigned, and the obligations of Grantee hereunder may not be delegated, in whole or in part.  The rights and obligations created hereunder shall be binding on the Grantee and his heirs and legal representatives and on the successors and assigns of the Company.

9.           Complete Agreement.  This Agreement (together with the Employment Agreement and those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

10.           Definitions.

i.           “Board” means the Board of Directors of the Company.

ii.           “Cause” shall have such meaning as otherwise set forth in the Employment Agreement dated April 1, 2008 between the Grantee, the Company and Comprehensive Health Management, Inc., a Florida corporation (the “Employment Agreement”).

iii.           “Change in Control” shall have such meaning as otherwise set forth in the Employment Agreement.

iv.           “Committee” means the Compensation Committee of the Board.

v.           “Common Stock” means the Common Stock, par value $.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

vi.           “Disability” shall have such meaning as otherwise set forth in the Employment Agreement.

vii.           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

viii.          “Fair Market Value” of a share of Common Stock means, as of the date in question, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (the New York Stock Exchange) or interdealer quotation system  (the “Market”) for the applicable trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board.

ix.           “Good Reason” shall have such meaning as otherwise set forth in the Employment Agreement.

xii.           “Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

11.           Requirements of Law.

(a)           The Company shall in no event be obligated to register any securities covered hereby pursuant to the Securities Act of 1933, as amended (the “1933 Act”).

(b)           Grantee Representations.  The Grantee hereby represents and warrants to the Company that:  (i) the Grantee understands and accepts that the grant of Restricted Stock by the Company to the Grantee is intended to be exempt from registration under the 1933 Act by virtue of Section 4(2) of the 1933 Act; (ii) the Grantee understands and accepts that the grant of Restricted Stock by the Company to the Grantee is intended to be exempt from registration under the securities laws of the state or states in which the grant of such Restricted Stock is deemed to be made, by virtue of transactional exemptions set forth therein; (iii) the shares of Restricted Stock of the Company acquired by the Grantee hereunder are being acquired solely for his own account, for investment purposes only and not with a view to, or for sale in connection with, any distribution (as such term is used in Section 2(11) of the 1933 Act) of such shares of Restricted Stock nor with the present intention of distributing or selling any of such shares of Restricted Stock; (iv) the Grantee has made a detailed inquiry concerning the Company and its business and services, officers and personnel, including the ongoing governmental investigations and the investigation by special committee of the Board (“Special Committee”); (v) the Company has made available to the Grantee, or such Grantee has had access to, any and all information, financial or otherwise, concerning the Company and its businesses and services, officers and personnel (including information regarding the ongoing investigations of the Company by certain federal and state agencies and other regulatory bodies, as well as related private party proceedings, the Special Committee investigation and the Company’s ongoing response thereto); (vi) the Grantee has such knowledge and experience in financial and business matters in order to evaluate the merits and risks of investment in the shares of Restricted Stock of the Company and to make an informed investment decision with respect thereto; (vii) the Grantee is an “accredited investor” as defined in Regulation D promulgated under the 1933 Act; and (viii) the Grantee can bear a complete loss of the value of the shares of Restricted Stock and is able to bear the economic risks of holding the Restricted Stock for an indefinite period.  The Grantee also understands that his shares of Restricted Stock have not been registered under the 1933 Act or any applicable state securities laws and regulations and that such shares of Restricted Stock cannot be transferred or sold unless subsequently registered under the 1933 Act, unless an exemption from such registration is available, and any applicable state securities laws and regulations.  The Grantee further acknowledges that if an exemption from registration is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the shares of Restricted Stock, and on information and other requirements relating to the Company which are outside of the Grantee’s control.

12.           Miscellaneous.

(a)            No Right to Continued Employment or Service.  This Agreement and the grant of Restricted Stock hereunder shall not confer, or be construed to confer, upon the Grantee any right to employment or service, or continued employment or service, with the Company or any Subsidiary.

(b)            No Limit on Other Compensation Arrangements.  Nothing contained in this Agreement shall preclude the Company or any Subsidiary from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

(c)            Severability.  If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of Restricted Stock hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).

(d)            No Trust or Fund Created.  Neither this Agreement nor the grant of Restricted Stock hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and the Grantee or any other person.  To the extent that the Grantee or any other person acquires a right to receive payments from the Company or any Subsidiary pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e)            Electronic Delivery and Signatures.  Grantee hereby consents and agrees to electronic delivery of any proxy materials, annual reports and other related documents.  If the Company establishes procedures for an electronic signature system for delivery and acceptance of documents, Grantee hereby consents to such procedures and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.  Grantee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Restricted Stock.

(f)            Law Governing.  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware (without reference to the conflict of laws rules or principles thereof).

(g)            Interpretation.  The Grantee accepts the Restricted Stock subject to all of the terms, provisions and restrictions of this Agreement.  The undersigned Grantee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement.

(h)            Headings.  Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference.  Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

(i)            Notices.                      Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at 8735 Henderson Road, Ren Two, Tampa, Florida 33634, or if the Company should move its principal office, to such principal office, and, in the case of the Grantee, to the Grantee’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

(j)            Non-Waiver of Breach.  The waiver by any party hereto of the other party’s prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.

(k)            Counterparts.  This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

* * * * * * * *

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the date first written above.

WELLCARE HEALTH PLANS, INC.
By: /s/ Heath Schiesser
Name: Heath Schiesser
Title: President & CEO

Grantee hereby accepts this Agreement subject to all of the terms and provisions thereof.  Grantee has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of this Agreement.

GRANTEE:
By: /s/ Thomas F. O’Neil III
Thomas F. O’Neil III